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                                                                   EXHIBIT 2(a)

                        AIM INVESTMENT SECURITIES FUNDS

                            -----------------------
                                    BY-LAWS
                            -----------------------

                   Capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Agreement and Declaration of Trust.



                                   ARTICLE I

                                    OFFICES

         Section 1. The registered office of AIM Investment Securities Funds (the "Trust") shall be in the County of Newcastle, State of Delaware.

         Section 2. The Trust may also have offices at such other places both within and without the State of Delaware as the Trustees may from time to time determine or the business of the Trust may require.

                                   ARTICLE II

                                    TRUSTEES

         Section 1. The number of Trustees shall initially be three, and thereafter shall be such number as shall be fixed from time to time by a majority of the Trustees; provided, however, that the number of Trustees shall in no event be less than three nor more than twelve.

         Section 2. The Trustees shall hold office during the lifetime of the Trust, and until its termination as provided in the Agreement and Declaration of Trust; except (a) that any Trustee may resign his trusteeship or may retire by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later
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date as is specified therein; (b) that any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) that a Trustee may be removed at any meeting of the shareholders of the Trust.

         Section 3. In case of the declination to serve, death, resignation, retirement or removal of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certification of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustees may fill such vacancy by appointing such other person as they in their discretion shall see fit, or may leave such vacancy unfilled or may reduce the number of Trustees to not less than three Trustees. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting a the Trustees, whereupon the appointment shall take effect.








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         An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee appointed pursuant to Sections 2 and 3 of Article II of these by-laws and the Agreement and Declaration of Trust shall have accepted this Trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.

         Section 4. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

         Section 5. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of the Agreement and Declaration of Trust.

         Section 6. The Trustees shall have exclusive and absolute control over the trust property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the trust property and business in their own right, but with such powers of delegation as may be permitted by the





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Agreement and Declaration of Trust.  The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of these by-laws and the Agreement and Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.

                            MEETINGS OF THE TRUSTEES

         Section 7. The Trustees of the Trust may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 8. The first meeting of each newly elected Board of Trustees shall be held at such time and place as shall be fixed by the vote of the shareholders at the meeting causing their election. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected Board of Trustees, or in the event such meeting is not held at the time and place so fixed by the shareholders, the





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meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Trustees, or shall be specified in a written waiver signed by all of the Trustees.

         Section 9. Regular meetings of the Trustees may be held without notice at such time and at such place as shall from time to time be determined by the Trustees.

         Section 10. Special meetings of the Trustees may be called by any Trustee on one day's notice to each Trustee, either personally, by telephone, by mail, by telegram or by telecopier.

         Section 11. At all meetings of the Trustees a majority of Trustees shall constitute a quorum for the transaction of business. In the event the number of Trustees of the Trust is hereafter increased, a majority of all the Trustees of the Trust shall constitute a quorum and the act of a majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Board of Trustees, except as may be otherwise specifically provided by applicable law or by the Agreement and Declaration of Trust. If a quorum shall not be present at any meeting of the Board of Trustees, the Trustees present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 12. Unless otherwise restricted by the Agreement and Declaration of Trust or these by-laws, any action required or permitted to be taken at any meeting of the Board of Trustees or of any committee thereof may be taken without a





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meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                             COMMITTEES OF TRUSTEES

         Section 13. In the event the number of Trustees of the Trust is hereafter increased, the Board of Trustees may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of three or more of the Trustees of the Trust. The Board may designate one or more Trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Trustees in the management of the business and affairs of the Trust; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Trustees to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Trustees.

         Section 14. Each committee shall keep regular minutes of its meetings and report the same to the Board of Trustees when required.





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                            COMPENSATION OF TRUSTEES

         Section 15. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Trust.

                                  ARTICLE III

                            MEETINGS OF SHAREHOLDERS

         Section 1. All meetings of the shareholders for the election of Trustees shall be held at such place as may be fixed from time to time by the Trustees, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Trustees and stated in the notice indicating that a meeting has been called for such purpose. Meetings of the shareholders may be held for any of the other following purposes and may be held at such time and place, within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof: (a) to remove Trustees, (b) to terminate the Trust or any Portfolio or Class, unless, as of the date on which the Trustees have determined to so terminate the Trust or such Portfolio or Class, there are fewer than 100 holders of record of the Trust or of such terminating Portfolio or Class; (c) to approve the sale of all or substantially all the assets of the Trust or of any





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Portfolio or Class, unless the primary purpose of such sale is to change the
Trust's domicile or form of organization or form of business trust; (d) to approve the merger or consolidation of the Trust or any Portfolio or Class with and into another Company, unless (i) the primary purpose of such merger or consolidation is to change the Trust's domicile or form of organization or form of business trust, or (ii) after giving effect to such merger or consolidation, based on the number of shares outstanding as of a date selected by the Trustees, the shareholders of the Trust or such Portfolio or Class will have a majority of the outstanding shares of the surviving Company or Portfolio or Class, as the case may be; (e) to approve any amendment to Section 6.1 of the Agreement and Declaration of Trust of the Trust; and (f) to approve such additional matters as may be required by law or as the Trustees, in their sole discretion, shall determine. Shares may be voted in person or by proxy. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust received a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy.

         Section 2. All meetings of shareholders for the purpose of electing Trustees shall be held on such date and at such time





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as shall be designated from time to time by the Trustees and stated in the notice of the meeting, at which the shareholders shall elect by a plurality vote any number of Trustees as the notice for such meeting shall state are to be elected, and transact such other business as may properly be brought before the meeting in accordance with Section 1 of this Article III.

         Section 3. Written notice of any meeting stating the place, date, and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten days before the date of the meeting in accordance with Article XI hereof.

         Section 4. The officer who has charge of the share ledger of beneficial interests of the Trust shall prepare and make, at least ten days before any meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.





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         Section 5.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by applicable law or by the Agreement and Declaration of Trust, may be called by any Trustee; provided, however, that the Trustees shall promptly call a meeting of the shareholders solely for the purpose set forth in Article III, Section 1(a) of these by-laws, when requested in writing so to do by the record holders of not less than ten percent of the outstanding shares of the Trust.

         Section 6. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten days before the date of the meeting, to each shareholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice.

         Section 8. The holders of one-third of the shares of beneficial interests that are issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by applicable law or by the Agreement and Declaration of Trust. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be





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present or represented.  At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which by express provision of applicable law, the Agreement and Declaration of Trust or these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. Each whole share shall be entitled to one vote, and each fractional share shall be entitled to a proportionate fractional vote. On any matter submitted to a vote of the shareholders, all shares shall be voted together, except when required by applicable law or when the Trustees have determined that the matter affects the interests of one or more Portfolios (or Classes), then only the shareholders of such Portfolios (or Classes) shall be entitled to vote thereon.

         Section 11. Unless otherwise provided in the Agreement and Declaration of Trust or applicable law, any action required to be taken at any meeting of shareholders of the Trust, or any action which may be taken at any meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares





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having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

                                   ARTICLE IV

                                    NOTICES

         Section 1. Whenever, under the provisions of applicable law or of the Agreement and Declaration of Trust or of these by-laws, notice is required to be given to any Trustee or shareholder, it shall not, unless otherwise provided herein, be construed to mean personal notice, but such notice may be given by telephone (promptly confirmed in writing) or in writing, by mail, addressed to such Trustee or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to trustees may also be given by telegram or telecopier.

         Section 2. Whenever any notice is required to be given under the provisions of applicable law or of the Agreement and Declaration of Trust or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.





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                                   ARTICLE V

                             CERTIFICATES OF SHARES

         Section q. Upon request, every holder of shares in the Trust shall be entitled to have a certificate, signed by, or in the name of the Trust by, a Trustee, certifying the number of shares owned by him in the Trust.

         Section 2. Where a certificate is countersigned (1) by a transfer agent other than the Trust or its employee, or, (2) by a registrar other than the Trust or its employee, the signature of the Trustee may be a facsimile.

                               LOST CERTIFICATES

         Section 3. The Board of Trustees may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Trustees may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Trust a bond in such sum as it may direct as indemnity against any claim that may be made against the Trust with respect to the certificate alleged to have been lost, stolen or destroyed.





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                              TRANSFERS OF SHARES

         Section 4. The Trustees shall make such rules as they consider appropriate for the transfer of shares and similar matters. To the extent certificates are issued in accordance with Section 1 of this Article V, upon surrender to the Trust or the transfer agent of the Trust of such certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Trust to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

         Section 5. In order that the Trustees may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to action in writing without a meeting, or entitled to receive payment of any dividend or other distribution of allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of beneficial interests or for the purpose of any other lawful action, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record is adopted by the Board of Trustees, and which record date shall not be more than ninety nor less than ten days before the date of such meeting, nor more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Trustees for





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action by shareholder consent in writing without a meeting, nor more than ninety days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Trustees may fix a new record date for the adjourned meeting.

                            REGISTERED SHAREHOLDERS

         Section 6. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice hereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VI

                               GENERAL PROVISIONS
                         DISTRIBUTIONS AND REDEMPTIONS

         Section 1. The Trustees may from time to time declare and pay dividends and make other distributions with respect to any Portfolio, or Class thereof, which may be from income, capital gains or capital. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees.





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         Section 2.  Any holder of record of shares of a particular Portfolio, or Class thereof, shall have the right to require the Trust to redeem his shares, or any portion thereof, subject to the terms and conditions set forth in the registration statement in effect from time to time.

         The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining shareholders of the Portfolio or Class thereof for which the share are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under the authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

         The Trustees may, at their option, and at any time, have the right to redeem shares of any shareholder of a particular Portfolio or Class thereof in accordance with Section 2 of this Article VI. The Trustees may refuse to transfer or issue shares to any person to the extent that the same is necessary to comply with applicable law or advisable to further the purposes for which the Trust is formed.

         If, at any time when a request for transfer or redemption of shares of any Portfolio is received by the Trust or its agent, the value of the shares of such Portfolio in a shareholder's account is less than Five Hundred Dollars





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($500.00), after giving effect to such transfer or redemption, the Trust may cause the remaining shares of such Portfolio in such shareholder's account to be redeemed in accordance with such procedures set forth above.

                                INDEMNIFICATION

         Section 3. Every person who is, or has been, a Trustee or officer of the Trust shall be indemnified by the Trust to the fullest extent permitted by the Delaware Business Trust Act, these by-laws and other applicable law.

                                      SEAL

         Section 4. The business seal shall have inscribed thereon the name of the business trust, the year of its organization and the words "Business Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VII

                                   AMENDMENTS

         Section 1. These by-laws may be altered or repealed at any regular or special meeting of the Board of Trustees. These by-laws may also be altered or repealed at any special meeting of the shareholders, but only if the Board of Trustees resolves to put a proposed alteration or repealer to the vote of the shareholders and notice of such alteration or repealer is contained in a notice of the special meeting being held for such purpose.





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